Exhibit 10.124

SECURITY AGREEMENT

This Security Agreement (the "Agreement") is made as of October 17, 2023, between VINTAGE STOCK, INC., a Missouri corporation (“Vintage Stock” and together with each other Person joining this Agreement as a borrower, individually and collectively, jointly and severally, the “Borrower”), in favor of Bank Midwest, a division of NBH BANK (the "Bank").

Preliminary Statements

(a)The Borrower has entered into a Credit Agreement dated on or about the date hereof with the Bank (as amended, renewed, restated, replaced or otherwise modified from time to time, the "Credit Agreement"), pursuant to which, and subject to the terms and conditions thereof, the Bank has agreed to extend credit to or for the benefit of the Borrower.

(b)It is a condition precedent to the Bank's obligation to extend credit to or for the benefit of the Borrower that the Borrower grant to the Bank a security interest in its existing and future personal property, all as more particularly set forth below.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Agreement have the meanings given to them in the Credit Agreement. All terms defined in the UCC and used and not defined in this Agreement have the meanings given to them in the UCC; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning given to it in Article 9. Terms defined in this Agreement or the UCC in the singular are to have a corresponding meaning when used in the plural, and vice versa.

2.Security Interest. The Borrower grants to the Bank a security interest in all personal property of the Borrower, whether such property or the Borrower's right, title or interest therein or thereto is now owned or existing or hereafter acquired or arising, and wherever located, including, without limitation, all inventory, equipment, other goods, accounts (including, without limitation, accounts receivable), general intangibles (including, without limitation, patents, trademarks, copyrights and other intellectual property and goodwill), chattel paper (whether tangible or electronic), instruments (including, without limitation, promissory notes), investment property (including, without limitation, securities, securities accounts, commodity contracts and commodity accounts), documents, deposit accounts, letter- of-credit rights and supporting obligations, and all proceeds of the foregoing (collectively, the "Collateral").

3.Obligations Secured. The above security interest secures the payment and performance of all Obligations referred to in the Credit Agreement (collectively, the "Obligations").

4.Lien Perfection. The Borrower represents, warrants and covenants to the Bank that:

(a)each Borrower's full legal name, state of incorporation or organization, organizational identification number in such state, federal tax identification number and chief executive office are each correctly described in Exhibit A attached hereto;

(b)at the direction of the Bank, the Borrower will take such action or cause others to take such action as is necessary for the Bank to obtain control under Articles 8 or 9 of the UCC of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper;

CORE/3000603.0154/184493653.3

(c)if any Collateral is an instrument or tangible chattel paper or is represented by a certificate of title or similar title document, the Borrower shall promptly endorse, assign and pledge such instrument, tangible chattel paper or title document to the Bank, together with instruments of transfer or assignment executed in blank as the Bank may reasonably specify from time to time;

(d)if any Collateral is or becomes a commercial tort claim, or if the Borrower otherwise acquires an interest in any commercial tort claim at any time, the Borrower shall promptly notify Bank, and if requested by Bank, shall execute and deliver an amendment to this Agreement which describes such commercial tort claim in reasonable detail and which provides that such commercial tort claim, to the extent not already encumbered by this Agreement, either as original Collateral or as proceeds, shall be additional Collateral under this Agreement, and, if the Borrower fails to so execute and deliver such amendment, the Bank shall be authorized, as the Borrower's irrevocable attorney-in-fact, to so execute and deliver such amendment in the name of and on behalf of the Borrower;

(e)if any Collateral is in the possession of a third party at any time, the Borrower will join with the Bank in notifying the third party of the security interest held by the Bank and obtaining an acknowledgment from the third party that it holds such Collateral for the benefit of the Bank;

(f)if any Collateral at any time is of a type that compliance with any statute, regulation or treaty of the United States is a condition to attachment, perfection or priority of, or the Bank's ability to enforce, the Bank's security interest in the Collateral, the Borrower shall execute and deliver such assignments and other documents and authorize such filings as the Bank may reasonably request in respect thereof;

(g)the Borrower shall use commercially reasonable efforts to obtain such lien waivers and reasonable rights of access or occupancy from mortgagees and landlords in respect of the Collateral as the Bank may periodically request;

(h)the Collateral shall not be physically attached to any real estate so as to become a fixture;

(i)the Borrower will not permit any of its Equipment, Inventory (other than Inventory in transit in the ordinary course of its business) or Fixtures to be located at any location other than the locations disclosed in writing to Bank unless the Borrower shall have provided the Bank with thirty (30) days’ prior written notice of such location change; and

(j)the Borrower shall not change its name, type of organization, jurisdiction of organization or organizational identification number except if permitted under the Credit Agreement and then only upon giving the Bank at least 20 days' prior written notice thereof.

5.Special Collateral.

(a)The Borrower represents and warrants to the Bank that the Borrower has no interest in any investment property; chattel paper; instruments; negotiable documents (or goods covered by negotiable documents); deposit accounts (other than with the Bank); letter-of-credit rights; commercial tort claims; motor vehicles; registered copyrights; other Specified Intellectual Property (as defined below); aircrafts or aircraft engines; ships, barges or other watercraft; railroad rolling stock; or life insurance policies (collectively, "Special Collateral"), in each case except as otherwise disclosed in Exhibit B. If, notwithstanding the foregoing representations and warranties, the Borrower has, and in any event if the Borrower after the Closing Date acquires, an interest in any Special Collateral which is not specifically identified in Exhibit B, the Borrower shall give the Bank prompt written notice of the same and, without

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limiting any other provisions of this Agreement, the Borrower shall take such steps as the Bank may reasonably require to perfect or protect the Bank's security interest in such Special Collateral (including, without limitation, perfecting the Bank's security interest by "control" or by other non-filing means or as required by applicable Law other than Article 9 of the Uniform Commercial Code).

(b)Without limiting any other provisions of this Agreement or any other Loan Document, if any Collateral at any time consists of registered copyrights, copyright applications, patents, patent applications, registered trademarks or trademark applications (collectively, "Specified Intellectual Property"), the Borrower shall (i) in the case of any Specified Intellectual Property existing on the date hereof, identify such Collateral in Exhibit B attached hereto and complete, execute and deliver to the Bank one or more notices, as applicable, in the forms attached hereto as Exhibit C, Exhibit D and/or Exhibit E, as the case may be (each, an "IP Notice"), and (ii) in the case of any Specified Intellectual Property in which the Borrower acquires an interest at any time after the date hereof, (A) give the Bank prompt written notice of such after-acquired Collateral, and (B) complete, execute and deliver to the Bank one or more IP Notices, as applicable, with respect to such after-acquired Specified Intellectual Property. The Bank shall have the right, as the Borrower's attorney-in-fact and agent, to execute and deliver any IP Notice in the name of and on behalf of the Borrower if the Borrower fails to execute and deliver such IP Notice in accordance with the terms of this Agreement or if an Event of Default exists.

6.Good Title; No Other Liens. The Borrower represents and warrants to the Bank that the Borrower owns (or, with respect to after-acquired property, immediately upon the Borrower's acquisition thereof, the Borrower will own) the Collateral purported to be owned by it free and clear of any Liens except for Permitted Liens.

7.Protection of Collateral; Bank's Rights. Except if otherwise expressly permitted under the Credit Agreement, the Borrower will: (a) maintain possession of the Collateral at all times and defend its title to the Collateral and the security interest of the Bank therein against the claims of all other Persons;
(b) use the Collateral with reasonable care and caution; (c) keep the Collateral in good repair and order;
(d) not use, or permit the Collateral to be used, in violation of any Law; (e) not create or permit any Lien in or upon any part of the Collateral, except for Permitted Liens; (f) not sell, lease or otherwise transfer or dispose of any Collateral or any interest of the Borrower therein; (g) pay when due all taxes and assessments on the Collateral; (h) insure the Collateral of an insurable nature in commercially reasonable amounts against loss, damage and other customary casualties with such insurers as may be reasonably acceptable to the Bank, with the proceeds of such insurance payable to the Bank, and deliver to the Bank certificates of insurance evidencing the same; and (i) deliver to the Bank such information regarding the Collateral as the Bank may reasonably request from time to time. The Borrower authorizes the Bank to file or record such Uniform Commercial Code financing statements and other lien documents and to take such other action, in each case whether in the name of the Bank or the Borrower (and, in such event, the Borrower grants to the Bank an irrevocable power of attorney, so long as an Event of Default exists, to sign such documents and take such actions in the Borrower's name), in such cases as the Bank reasonably determines are necessary to perfect the security interest granted or purported to be granted pursuant to this Agreement or to otherwise assure the Bank with respect to its rights and remedies granted or purported to be granted hereunder or otherwise available at law or in equity. The Borrower authorizes the Bank to describe the collateral in such financings statements as “all assets” or “all personal property” or words of similar import.

8.Bank's Remedies Upon Default. If an Event of Default exists, the Bank may exercise from time to time all of the rights and remedies of a secured party under the UCC or other applicable Law and all other legal and equitable rights and remedies to which the Bank may be entitled, all of which rights and remedies shall be cumulative and in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default exists, the Bank may: (a) declare all or any of the Obligations to be immediately due and payable,

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whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Borrower; (b) take immediate possession of the Collateral, or require the Borrower to assemble the Collateral at the Borrower's expense and make it available to the Bank at a place designated by the Bank which is reasonably convenient to both parties; (c) sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales in lots or in bulk, all as the Bank deems advisable, or realize on Collateral through direct collection, to the extent permitted by applicable Law; and (d) exercise any other rights or remedies available at law, in equity or by agreement. The Borrower agrees that, to the extent prior notice is required by applicable Law, at least 10 days' prior written notice to the Borrower at the Borrower's notice address in the Credit Agreement of the date of any public foreclosure sale, or the date after which any private foreclosure sale may occur, shall be reasonable notice thereof, and that any such sale may be at such locations as the Bank may designate in such notice. The Bank shall have the right to conduct foreclosure sales on the Borrower's premises and without charge therefor. All public or private foreclosure sales may be adjourned from time to time by giving oral notice thereof at the time and place of such sale or in such other manner permitted by applicable Law. The Bank shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and the Bank may purchase all or any part of the Collateral at any public sale or, if permitted by Law, any private sale, and, in lieu of actual payment of such purchase price, the Bank may set off and credit the amount of such price against the Obligations without impairing the Borrower's or any other Person's liability for any deficiency in respect thereof. Except as otherwise provided in the Credit Agreement, the proceeds realized from any sale of any Collateral may be applied, after the Bank is in receipt of good funds, as follows: (a) first, to the reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Bank for collection, removal, storage, processing, protection, insurance, demonstration, sale or delivery of the Collateral, (b) second, to any fees or expenses due the Bank under the Loan Documents, (c) third, to interest due on any of the Obligations, (d) fourth, to the principal of the Obligations, (e) fifth, to the Bank, for any Obligations not included in (a) through (d) above; and (f) sixth, and finally, to the Borrower or any other Person, to the extent it is lawfully entitled to any remaining proceeds. If any deficiency remains after any foreclosure sale or other realization of Collateral, the Borrower and any guarantors shall remain jointly and severally liable for such deficiency. If the Bank forecloses or otherwise realizes on any Collateral and receives any proceeds thereof in any form other than cash, the Obligations shall not be credited unless and shall only be credited to the extent the Bank actually receives final collected funds with respect to such non-cash proceeds. Nothing in this Agreement shall obligate the Bank to give the Borrower or any other Person notice if such notice is not required by applicable Law. Similarly, nothing in this Agreement shall impose any duty on the Bank to foreclose or otherwise realize on any Collateral; nor shall the failure of the Bank to foreclose or otherwise realize on any Collateral diminish or otherwise impair the Obligations or the Borrower's liability with respect to the Obligations.

9.Pledge Provisions. The following provisions apply to any Collateral consisting of debt or equity interests, including, without limitation, stock or other investment property (collectively, "Pledged Collateral"):

(a)Any certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Bank. The Bank shall have the right, at any time in the Bank's discretion and without notice to the Borrower, to transfer to or to register in the name of the Bank or any of the Bank's nominees any or all of the Pledged Collateral, and to place any or all of the Pledged Collateral, whether or not certificated, in any securities account in the name of the Bank as sole entitlement holder thereof, in each case subject only to the revocable rights specified in subsection (b) below.

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(b)So long as no Event of Default exists, the Borrower shall be entitled to exercise any and all voting, managerial and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or any of the other Loan Documents.

(c)So long as an Event of Default exists, all rights of the Borrower to exercise the voting, managerial and other consensual rights which the Borrower would otherwise be entitled to exercise pursuant to subsection (b) above shall cease, and all such rights shall become and be vested in the Bank who shall have the sole right to exercise such voting and other consensual rights.

(d)The Borrower agrees that it will pledge and deliver hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional debt or equity interests of the issuer of any of the Pledged Collateral. All such additional debt or equity interests shall constitute Pledged Collateral hereunder and shall secure the Obligations.

(e)The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in the Bank's possession if the Pledged Collateral is accorded treatment substantially equal to that which the Bank accords the Bank's own property, it being understood that the Bank shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(f)With respect to any of the Pledged Collateral that consists of securities not registered under the securities laws of the United States or any state, the Borrower agrees that, in connection with any foreclosure sale or other disposition of such securities, it shall be commercially reasonable for the Bank to sell such securities to a buyer who will represent that the buyer is purchasing solely for investment and not with a view to the resale or distribution of such securities, or in such other manner as counsel for the Bank may require to comply with applicable securities laws.

10.Collection; Power of Attorney. So long as an Event of Default exists, the Borrower shall be deemed to have irrevocably appointed the Bank as the Borrower's attorney-in-fact to periodically execute and deliver such documents and take such actions as the Bank deems necessary or appropriate, and whether acting in the Bank's or the Borrower's name, to (a) exercise any of the Bank's rights and remedies under this Agreement or otherwise available to the Bank, and (b) to exercise any of the Borrower's rights and remedies with respect to any Collateral or any Person obligated on otherwise liable with respect to any Collateral, including, without limitation, (i) insofar as any Collateral consists of accounts, general intangibles, instruments or chattel paper, to enforce, compromise, release and generally exercise all of the Borrower's rights and remedies in respect of such Collateral and any proceeds of the foregoing, and (ii) to endorse any checks or other items of payment in respect of such Collateral which come into the Bank's possession or control. Without limiting the generality of the foregoing, so long as an Event of Default exists, the Bank may adjust, compromise or otherwise settle any Collateral, including, without limitation, file and settle any insurance claims relating to any Collateral, and any insurer shall be entitled to rely conclusively on the Bank's rights and the power-of-attorney granted to it by the Borrower under this Agreement. All powers-of-attorney or similar authorizations granted by the Borrower to the Bank under this Agreement or any other Loan Document shall be deemed coupled with an interest and therefore irrevocable until the Obligations have been indefeasibly paid in full and the Bank has no duty to extend credit to or for the benefit of the Borrower.

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11.Expenses; Bank May Perform; Indemnification. Upon demand by the Bank, the Borrower shall pay to the Bank the amount of all reasonable and documented, out-of-pocket costs and expenses, including, without limitation, reasonable and documented attorneys' fees and expenses, which the Bank incurs following an Event of Default in connection with (a) the custody, preservation, use of, or the sale of, collection from or other realization upon any of the Collateral, (b) the exercise or enforcement of any of the Bank's rights under this Agreement, or (c) the failure by the Borrower to pay, perform or observe any of the Borrower's obligations under this Agreement. The Bank may, but shall not be obligated, to perform any obligation of the Borrower under this Agreement if the same is not performed by the Borrower in accordance with the terms hereof. The Borrower irrevocably appoints the Bank as the Borrower's agent and attorney-in-fact to pay or perform any unpaid or unperformed obligations of the Borrower under this Agreement so long as an Event of Default exists. The Borrower indemnifies the Bank and its directors, officers, employees and agents from and against any and all claims, losses and liabilities now or hereafter arising out of or relating to this Agreement or any of the Obligations (including, without limitation, enforcement of this Agreement and the Bank's exercise of its rights and remedies hereunder), except claims, losses or liabilities resulting solely from an indemnified party's gross negligence or willful misconduct.

12.Bank's Duties. The powers conferred on the Bank under this Agreement are to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in the Bank's possession and the accounting for monies actually received by the Bank under this Agreement, the Bank shall have no duty in respect of any Collateral nor shall the Bank have any duty to take any steps to preserve any rights against any Collateral or against any Person.

13.Borrower Remains Liable. If any Collateral consists of contracts or agreements, (a) the Borrower shall remain liable under such contracts or agreements to the extent set forth therein to perform all of the Borrower's duties thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Bank of any of its rights under this Agreement shall not release the Borrower from any of the Borrower's duties under any such contracts or agreements, and (c) the Bank shall have no obligation or liability under such contracts or agreements by reason of this Agreement, nor shall the Bank be obligated to perform any of the duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

14.Standards for Exercising Rights and Remedies. To the extent that applicable Law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more auctioneers or other professionals to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection

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or disposition of Collateral, or (l) to the extent the Bank so elects, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this Section is to provide non- exhaustive indications of what actions or omissions by the Bank would fulfill the Bank's duties under the Uniform Commercial Code or other Law of any relevant jurisdiction in the Bank's exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limiting the foregoing, nothing contained in this Section shall be construed to grant any rights to the Borrower or to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable Law in the absence of this Section.

15.Further Assurances. The Borrower agrees to execute and deliver such documents and to take such other action as the Bank may reasonably request from time to time to evidence or further protect or preserve the Bank's rights granted or intended to be granted hereby. The Borrower, at its sole cost and expense, will provide such cooperation as the Bank determines necessary or advisable to provide the Bank with the full benefit of the remedies relating to its Pledged Collateral and other Investment Property.

16.Governing Law. This Agreement shall be governed by the laws of the State of Missouri without regard to any choice of law rule which gives effect to the laws of any other jurisdiction, except to the extent the laws of any other jurisdiction shall govern the perfection, the effect of perfection or nonperfection, or the priority of any security interests created under this Agreement.

17.Consent to Forum; Waiver of Jury Trial. The Borrower has consented to the jurisdiction of certain courts and has waived the Borrower's right to trial by jury (which the Bank has also waived), in each case as more particularly described in the Credit Agreement, and the Borrower hereby ratifies and reaffirms such provisions of the Credit Agreement and agrees that such provisions apply with equal force to this Agreement.

18.Insurance Policies. Without limiting any other provisions of this Agreement, the Collateral shall be deemed in to include any interest the Borrower may have or acquire in any insurance policy or policies or similar assurances against loss, including, without limitation, any life insurance policies, any casualty insurance policies, any liability insurance policies and any business interruption insurance policies.

19.No Discharge of Other Collateral or Other Agreements. Nothing in this Agreement is intended or shall act to discharge or impair any other security interests, rights or remedies granted to the Bank at any time, or to discharge or limit any other security agreement or collateral agreements between the Borrower and the Bank, all of which security interests, rights, remedies and all of which security agreements and collateral agreements are intended to and shall remain in full force and effect. All security interests, right and remedies granted to the Bank pursuant to this Agreement shall be in addition to, and not in lieu of, any security interests, rights or remedies granted to the Bank pursuant to any other agreement. The powers, rights and remedies conferred on the Bank under this Agreement are solely for the benefit of the Bank and to protect its interests in the Collateral and nothing in this Agreement will require the Bank to exercise any such powers, rights and remedies or to do anything for the protection, enforcement or collection of such Collateral or to protect or preserve any rights of the Borrower therein or any rights of or against other parties.

20.Miscellaneous. No waiver of any provision of this Agreement nor consent to any departure by the Borrower herefrom shall be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The section headings herein are solely for convenience and shall not be deemed to limit or otherwise affect the meaning or scope of any part of this Agreement. This document shall be construed

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without regard to any presumption or rule requiring construction against the party causing such document or any portion thereof to be drafted. If any provision of this Agreement shall be unlawful, then such provision shall be null and void, but the remainder of this Agreement shall remain in full force and effect and be binding on the parties. This Agreement shall be binding upon the successors and assigns of the parties, except that the Borrower may not assign any of its duties hereunder without obtaining the Bank's prior written consent, which consent may be withheld or conditioned in the Bank's sole and absolute discretion. The Bank may assign any of the Bank's rights under this Agreement without the consent of the Borrower. This Agreement may be validly executed and delivered by fax, e-mail or other means and by use of multiple counterpart signature pages.

[signature page(s) to follow]

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The parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

BORROWER:

VINTAGE

By:
Seth Bayless, Chief Operating Officer and Vice President

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